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Morgan Stanley			For Immediate Release

Provides Information Regarding Subprime Exposure

Continued Market Deterioration Since August Reduces Fair Value of Firm’s Subprime Exposure by $3.7 Billion – as of October 31, 2007

NEW YORK, November 7, 2007 – Morgan Stanley (NYSE: MS) today provided additional  information about the Firm’s U.S. subprime related exposures, which have declined in value as a result of continued market deterioration since August 2007.

At the end of Morgan Stanley’s fiscal third quarter on August 31, 2007, the Firm had $12.3 billion in U.S. subprime related balance sheet exposures representing $10.4 billion in net exposures, as indicated in the attached table. Net exposure as of October 31, 2007 is $6.0 billion.  Net exposures are defined as potential loss to the firm in a 100 percent loss default scenario, with zero recovery.

Since that time, the fair value of these exposures has declined as a result of the continued deterioration in market data, as reflected by the sharp decline in the ABX Indices, and other market developments, including updates to mortgage remittance data and cumulative loss forecasts. The declines in value are outlined in the attached table as of August 31, 2007 and October 31, 2007.

As a result of these declines in value, Morgan Stanley’s revenues for the two months ended October 31, 2007, were reduced by $3.7 billion (representing a decline of approximately $2.5 billion in net income on an after-tax basis).  The actual impact on the Firm’s fourth quarter financial results, which will include results for the month of November, will depend on future market developments and could differ from the amounts noted.

While these writedowns will negatively impact the fourth quarter results in the Firm’s fixed income business, Morgan Stanley expects to deliver solid results in each of its other businesses, including Investment Banking, Equities, Global Wealth Management and Asset Management – subject to market conditions through the end of the year.

Valuation of Subprime Exposures

In determining the fair value of the Firm’s ABS CDO-related exposures – which represent the most senior tranches of the capital structure of subprime ABS CDOs – Morgan Stanley took into consideration observable data for relevant benchmark instruments in synthetic subprime markets. Deterioration of value in the benchmark instruments as well as the market developments referred to earlier have led to significant declines in the estimates of fair value.  These declines reflect increases in implied cumulative losses across this portfolio.  These loss levels are consistent with the cumulative losses implied by ABX Indices in the range between 11-19 percent.  At a severity rate of 50 percent, these levels of cumulative loss imply defaults in the range of 40-50 percent of outstanding mortgages for 2005 and 2006 vintages.

In calculating the fair value of the Firm’s U.S. subprime mortgage related exposures – including loans, total rate-of-return swaps, ABS bonds (including subprime residuals) and ABS CDS – Morgan Stanley took into consideration observable transactions, the continued deterioration in market conditions, as reflected by the sharp decline in the ABX Indices, and other market developments, including updated cumulative loss data. The fair value of the ABS Bonds declined significantly, which was driven by increases in implied cumulative loss rates applied to subprime residuals at levels consistent with those implied by current market indicators.

It is expected that market conditions will continue to evolve, and that the fair value of these exposures will frequently change and could further deteriorate.  Given these anticipated fluctuations, Morgan Stanley does not intend to update this information until it announces its fourth quarter 2007 earnings in December 2007.  Investors also should not expect the Company to provide information about the results of future quarters in advance of scheduled quarterly earnings announcement dates.

Conference Call

The company will hold an analyst conference call today from 5:30 pm - 6:00 pm (ET).  A live audio of the conference call will be available on the Morgan Stanley website at www.morganstanley.com or by dialing 1-877-391-6849 (passcode 45873077) in the United States. International callers dial 1-617-597-9298 (passcode 45873077).  To listen to the playback dial: 1-888-286-8010 (pass code 98702509) within the United States or 1-617-801-6888 (passcode 98702509) internationally.

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services.  The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 600 offices in 32 countries.  For further information about Morgan Stanley, please visit www.morganstanley.com.

The information above contains forward-looking statements, including without limitation, statements about the expected effects of the ABX Index and the continued deterioration of the U.S. subprime markets since August 2007. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially from those projected or anticipated.  In making such statements, Morgan Stanley believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements, including, but not limited to, a further deterioration in U.S. subprime market conditions.  Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur, or if they do, what impact they will have on the results of operations or financial condition of Morgan Stanley.

More information about these factors is contained in Morgan Stanley’s filings with the Securities and Exchange Commission.

For a discussion of additional risks and uncertainties that may affect the future results of Morgan Stanley, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Regulation” in Part I, Item 1, “Risk Factors ” in Part 1, Item 1A, “Legal Proceedings” in Part 1, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A of Morgan Stanley’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Morgan Stanley’s Quarterly Reports on Form 10-Q and other items throughout the Form 10-K and Morgan Stanley’s 2007 Current Reports on Form 8-K.

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Morgan Stanley
Subprime Analysis 2007
10/31/2007

			8/31/07		10/31/07
(in billions)	Statement of Financial Condition 8/31/07	Statement of Financial Condition 10/31/07	Profit and (Loss) Three Months Ended	Profit and (Loss) Nine Months Ended	Profit and (Loss) Two Months Ended	Profit and (Loss) Eleven Months Ended	Net Exposure(1) 08/31/07	Net Exposure(1) 10/31/07

Super Senior Exposure
High- Grade	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0
Mezzanine	($1.8)	($5.2)	($1.9)	($2.2)	($3.4)	($5.6)	$11.4	$8.3
CDO-Squared	$0.0	($0.0)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1
Total ABS CDO Super Senior Exposure	($1.8)	($5.2)	($1.9)	($2.2)	($3.4)	($5.6)	$11.4	$8.4

Other Retained and Warehouse Exposure
ABS CDO CDS	$1.1	$1.7	$0.8	$1.0	$0.5	$1.5	($2.9)	($3.1)
ABS CDO Bonds	$1.6	$1.7	($0.4)	($0.3)	($0.0)	($0.3)	$1.6	$1.7
CDO Warehouse	$0.0	$0.0	($0.0)	($0.0)	$0.0	($0.0)	$0.0	$0.0
Total Other Retained and Warehouse Exposure	$2.7	$3.4	$0.4	$0.7	$0.5	$1.2	($1.3)	($1.4)
Subtotal ABS CDO Related Exposure (2)	$0.9	($1.8)	($1.5)	($1.5)	($2.9)	($4.4)	$10.1	$7.0

U.S. Subprime Mortgage Related Exposure
Loans	$2.9	$1.5	($0.0)	($0.1)	($0.0)	($0.1)	$2.9	$1.5
Total Rate of Return Swaps	$0.1	($0.0)	$0.0	$0.1	$0.0	$0.1	($0.7)	($0.0)
ABS Bonds	$4.2	$3.0	($0.7)	($0.9)	($1.9)	($2.8)	$4.0	$3.0
ABS CDS	$4.2	$6.6	$2.3	$3.4	$1.1	$4.5	($5.9)	($5.5)
Subtotal U.S. Subprime Mortgage Related Exposure (3)	$11.4	$11.1	$1.6	$2.5	($0.8)	$1.7	$0.3	($1.0)
Total ABS CDO / Subprime Exposure	$12.3	$9.3	$0.1	$1.0	($3.7)	($2.7)	$10.4	$6.0

Notes:
(1)     Net Exposure is defined as potential loss to the Firm in an event of 100% default, assuming zero recovery. Positive amounts indicate potential loss (long position) in a default scenario.  Negative amounts indicate potential gain (short position) in a default scenario.
(2)     In determining the fair value of the Firm’s ABS CDO-related exposures – which represent the most senior tranches of the capital structure of subprime ABS CDOs – Morgan Stanley took into consideration observable data for relevant benchmark instruments in synthetic sub prime markets. Deterioration of value in the benchmark instruments as well as the market developments referred to above have led to  significant declines in the estimates of fair value. These declines reflect increase in implied losses across this portfolio.  These implied loss levels are consistent with the losses in the range between 11% - 19% implied by the ABX indices. These cumulative loss levels, at a severity rate of 50%, imply defaults in the range of 40 - 50% for 2005 and 2006 outstanding mortgages.
(3)      In calculating the fair value of the Firm’s U.S. sub-prime mortgage related exposures – including loans, total rate-of-return swaps, ABS bonds (including subprime residuals) and ABS CDS – Morgan Stanley took into consideration observable transactions, the continued deterioration in market data, as reflected by the sharp decline in the ABX indices, and other market developments, including updated cumulative loss data. The fair value of the ABS Bonds declined significantly, which were driven by increases in implied cumulative losses for subprime residuals to levels equivalent to those now seen in the market.